UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 14, 2014

TRANSGENOMIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30975
(State or other jurisdiction of incorporation)	(Commission File Number)

91-1789357
(IRS Employer Identification Number)

12325 Emmet Street Omaha, NE	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2014, the Board of Directors (the “Board”) of Transgenomic, Inc. (“Transgenomic”) appointed John D. Thompson as a Class II director of Transgenomic. Mr. Thompson will serve as a member of the Audit Committee of the Board.

Mr. Thompson, age 65, retired as the Senior Vice President, Strategy & Corporate Development from Invitrogen Corporation, a maker of chemical kits used to analyze and clone genes (now Life Technologies (NASDAQ: LIFE)), at the end of 2007, after serving 28 years with the company and its predecessors. Since 2009, Mr. Thompson has provided consulting services to companies in the life sciences and electronics industries and, since March 2014, has served as a member of the Board of Directors of Molecular Transfer, Inc., a privately-held biotechnology company that discovers, develops and commercializes technologies and products for gene delivery and stem cell based research. Mr. Thompson was on the Board of Directors of Biomatrica, Inc., a privately-held biotechnology company that develops innovations for preservation of biological materials and enhances assay capabilities, from 2008 until April 2014. He was also on the Board of Directors of Designer Molecules, Inc., a privately-held company creating unique thermoset resins, oligomers and epoxy curatives for the electronics and other industries, from 2008 until December 2012.

On May 14, 2014, in connection with his appointment to the Board, Mr. Thompson was granted an option to purchase 5,000 shares of Transgenomic’s common stock with an exercise price of $4.14, which will vest in full on the one-year anniversary of the date of grant, subject to Mr. Thompson’s continued service with Transgenomic through the vesting date. As an independent director, Mr. Thompson will be entitled to receive an annual retainer of $20,000 for his service on the Board and an additional annual retainer of $2,500 for his service on the Audit Committee of the Board, each in accordance with Transgenomic’s independent director compensation program, as disclosed under “Director Compensation” in Transgenomic’s Definitive Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 24, 2014.

Transgenomic also entered into an indemnity agreement with Mr. Thompson in the same form as its standard form of indemnity agreement with its other directors.

There are no family relationships between Mr. Thompson and any director or other executive officer of Transgenomic and Mr. Thompson was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Thompson has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 15, 2014, announcing the appointment of John D. Thompson as a Class II director of Transgenomic, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGENOMIC, INC.

May 15, 2014	By	/s/ Mark P. Colonnese
Mark P. Colonnese Executive Vice President and Chief Financial Officer